Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Propanc Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Units consisting of shares of Common Stock, par value $0.001 per shares (“Common Shares”) and Warrants to purchase Common Shares (1)	457	(o)	1,150,000	$6.00	$6,900,000	$153.10 per $1,000,000	$1,056.39	—	—	—	—
	Equity	Common Stock, par value $0.001 per share, included as part of the Units (1) (2)	457	(o)	—	—	Included with above Units	—		—	—	—	—
	Equity	Warrants to purchase Common Shares, included as part of the Units (1)	457(o) and 457	(g)	—	—	Included with above Units	—		—	—	—	—
	Equity	Common Shares issuable upon exercise of the Warrants included as part of the Units (1) (2)	457	(o)	1,150,000	$6.90	$7,935,000	$153.10 per $1,000,000	$1,214.85	—	—	—	—
	Equity	Common Stock, par value $0.001 per share, to be registered for the Selling Stockholders (6)	457	(c)	3,091,500	$5.25	$16,230,575	$153.10 per $1,000,000	$2,484.87
	Equity	Representative’s Warrants (3)	457	(g)	—	—	—	—		—	—	—	—
	Equity	Common stock, par value $0.001 per share (Representative’s Warrant Shares) (2) (4)	457	(g)	34,500	$6.00	$207,000	$153.10 per $1,000,000	$31.69	—	—	—	—
Fees previously paid										—	—	—	—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts								$4,787.80
	Total Fees Previously Paid								$5,933.07
	Total Fee Offsets								$0
	Net Fee Due								$0

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes units (and shares and warrants) to be sold upon exercise of the underwriters’ option to purchase additional units.

(2)

Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable for a number of shares equal to 3% of the aggregate number of shares of common stock offered hereby at the same rate as the Warrants offered to investors, at a per share exercise price equal to 100% of the public offering price per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants (including the over-allotment) is $270,000, which is equal to 3% of the common shares issued in the offering at an exercise price of 100% of the proposed maximum offering price.

(5)	The registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the registrant of up to 3,091,500 shares of common stock previously issued to the selling stockholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices reported on OTCMarkets.com on March 28, 2025.